EXHIBIT 21

SUBSIDIARIES OF U.S. BANCORP

(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

111 Tower Investors, Inc. (Minnesota)

Daimler Title Co. (Delaware)

DSL Service Company (California)

Eclipse Funding, LLC (Delaware)

Elan Life Insurance Company, Inc. (Arizona)

Elavon Canada Company (Canada)

Elavon European Holdings B.V. (Netherlands)

Elavon European Holdings C.V. (Netherlands)

Elavon Financial Services Limited (Ireland)

Elavon Latin American Holdings, LLC (Delaware)

Elavon Merchant Services Mexico, S. de R.L. de C.V. (Mexico)

Elavon Mexico Holding Company, S.A. de C.V. (Mexico)

Elavon Operations Company, S. de R.I. de C.V. (Mexico)

Elavon Puerto Rico, Inc. (Puerto Rico)

Elavon Services Company, S. de R.I. de C.V. (Mexico)

Elavon, Inc. (Georgia)

EuroConex Technologies Limited (Ireland)

Fairfield Financial Group, Inc. (Illinois)

First Bank LaCrosse Building Corp. (Wisconsin)

First LaCrosse Properties (Wisconsin)

Firstar Capital Corporation (Ohio)

Firstar Development, LLC (Delaware)

Firstar Realty, L.L.C. (Illinois)

Fixed Income Client Solutions, LLC (Delaware)

FSV Payment Systems, Inc. (Delaware)

Galaxy Funding, Inc. (Delaware)

GTLT, Inc. (Delaware)

HTD Leasing LLC (Delaware)

HVT, Inc. (Delaware)

Key Merchant Services, LLC (Delaware)

MBS-UI Sub-CDE XVI, LLC (Delaware)

Mercantile Mortgage Financial Company (Illinois)

Midwest Indemnity Inc. (Vermont)

Mississippi Valley Company (Arizona)

MMCA Lease Services, Inc. (Delaware)

NFC Sahara Corporation (Nevada)

NILT, Inc. (Delaware)

NuMaMe, LLC (Delaware)

One Eleven Investors LLC (Delaware)

P.I.B., Inc. (Minnesota)

Park Bank Initiatives, Inc. (Illinois)

Plaza Towers Holdings, LLC (Minnesota)

Pomona Financial Services, Inc. (California)

Pullman Park Development, LLC (Illinois)

Pullman Park Investment Fund I, LLC (Missouri)

Pullman Transformation, Inc. (Delaware)

Quasar Distributors, LLC (Delaware)

Quintillion Holding Company Limited (Ireland)

Quintillion Limited (Ireland)

Quintillion Services Limited (Ireland)

RBC Community Development Sub 3, LLC (Delaware)

Red Sky Risk Services, LLC (Delaware)

RTRT, Inc. (Delaware)

SCDA, LLC (Delaware)

SCFD LLC (Delaware)

Syncada Asia Pacific Private Limited (Singapore)

Syncada Canada ULC (Canada)

Syncada Europe BVBA (Belgium)

Syncada India Operations Private Limited (India)

Syncada LLC (Delaware)

Tarquad Corporation (Missouri)

The Miami Valley Insurance Company (Arizona)

TMTT, Inc. (Delaware)

U.S. Bancorp Asset Management, Inc. (Delaware)

U.S. Bancorp Community Development Corporation (Minnesota)

U.S. Bancorp Community Investment Corporation (Delaware)

U.S. Bancorp Fund Services, Limited (United Kingdom)

U.S. Bancorp Fund Services, LLC (Wisconsin)

U.S. Bancorp Fund Services, Ltd. (Cayman Islands)

U.S. Bancorp Government Leasing and Finance, Inc. (Minnesota)

U.S. Bancorp Insurance and Investments, Inc. (Wyoming)

U.S. Bancorp Insurance Company, Inc. (Vermont)

U.S. Bancorp Insurance Services of Montana, Inc. (Montana)

U.S. Bancorp Insurance Services, LLC (Wisconsin)

U.S. Bancorp Investments, Inc. (Delaware)

U.S. Bancorp Missouri Low-Income Housing Tax Credit Fund, LLC (Missouri)

U.S. Bancorp Municipal Lending and Finance, Inc. (Minnesota)

U.S. Bancorp Service Providers LLC (Delaware)

U.S. Bank National Association (a nationally chartered banking association)

U.S. Bank Trust Company, National Association (a nationally chartered banking association)

U.S. Bank Trust National Association (a nationally chartered banking association)

U.S. Bank Trust National Association SD (a nationally chartered banking association)

U.S. Bank Trustees Limited (United Kingdom)

USB Americas Holdings Company (Delaware)

USB Capital Resources, Inc. (Delaware)

USB Capital IX (Delaware)

USB European Holdings Company (Delaware)

USB Global Investments, LLC (Delaware)

USB Leasing LLC (Delaware)

USB Leasing LT (Delaware)

USB Nominees (UK) Limited (United Kingdom)

USB Realty Corp. (Delaware)

USB Trade Services Limited (Hong Kong)

USBCDE, LLC (Delaware)

VT Inc. (Alabama)